SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [  ]

Check the appropriate box:
[   ] Preliminary Proxy Statement   [  ] Confidential, For Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

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                      EV Classic Senior Floating-Rate Fund
                (Name of Registrant as Specified in Its Charter)
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1)  Title of each class of securities to which transaction applies:
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(2)  Aggregate number of securities to which transaction applies:
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(3)  Per  unit price or other  underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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(4)  Proposed maximum aggregate value of transaction:
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(5)  Total fee paid:
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[  ] Fee paid previously with preliminary materials.
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[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:
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(2)  Form, Schedule or Registration Statement no.:
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(3)  Filing Party:
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(4)  Date Filed:
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
                         EATON VANCE PRIME RATE RESERVES
                      EV CLASSIC SENIOR FLOATING-RATE FUND
                 24 FEDERAL STREET, BOSTON, MASSACHUSETTS 02110


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                                                                January 12, 1999


Dear Shareholder:

     Special Meetings of the Shareholders of Eaton Vance Prime Rate Reserves and EV Classic Senior Floating-Rate Fund (the "Funds"), are to be held at 10:00 a.m., Eastern Standard Time, on March 12, 1999 at the offices of the Funds, 24 Federal Street, Boston, Massachusetts 02110. Enclosed is a Proxy Statement regarding the meeting, a proxy to allow you to vote, and a postage prepaid envelope in which to return your proxy.


     At the Special Meetings, action will be taken by each Fund's shareholders to approve or disapprove a distribution plan. APPROVAL OF THE PROPOSAL WILL NOT ALTER TOTAL FUND EXPENSES IN ANY WAY, since the addition of a distribution fee will be offset by the elimination of the current administration fee and the reduction of the current advisory fee paid indirectly by each Fund. The proposal is being made to conform each Fund's contractual and fee arrangements to reflect accurately the use of such fees. In addition, the effect of the Plan may be to attract additional assets over time which may reduce the operating expenses of the Funds and increase diversification of investments, both of which would benefit shareholders. The enclosed Proxy Statement describes the Proposal in detail. Please review the enclosed materials, complete and return your proxy in the postage prepaid envelope provided.


     The Trustees of the Fund recommend that you vote IN FAVOR of the Proposal. Every vote counts, so please return your proxy today in the postage prepaid envelope provided for your convenience.

     Should you have questions regarding the Proposal, please call (800) 225-6265 anytime between 9 a.m. and 5 p.m. Eastern Standard Time.

                                       Sincerely,

                                       /s/ James B. Hawkes

                                       James B. Hawkes
                                       President

SHAREHOLDERS ARE URGED TO SIGN AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE SO AS TO ENSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN A FEW SHARES OR MANY SHARES.

                         EATON VANCE PRIME RATE RESERVES
                      EV CLASSIC SENIOR FLOATING-RATE FUND

                   NOTICE OF SPECIAL MEETINGS OF SHAREHOLDERS
                        TO BE HELD FRIDAY, MARCH 12, 1999



To Shareholders:

     Please note that a Special Meeting of Shareholders of each of Eaton Vance Prime Rate Reserves and EV Classic Senior Floating-Rate Fund has been called to be held at the offices of the Funds, 24 Federal Street, Boston, Massachusetts 02110 on Friday, March 12, 1999 at 10:00 a.m., Eastern Standard Time, for the following purposes:

         (1) To approve or disapprove a Distribution Plan as described in the accompanying Proxy Statement. A copy of the Plan is attached as Exhibit A thereto.

         (2) To consider and act upon such other matters as may properly come before the Meeting or any adjournments thereof.

     Shareholders of record at the close of business on January 15, 1999 are entitled to vote at the meeting or any adjournments thereof.


                                       By Order of the Trustees,

                                       /s/ Alan R. Dynner

                                       Alan R. Dynner
                                       Secretary



January 12, 1999


IMPORTANT - WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT USING THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE AND IS INTENDED FOR YOUR CONVENIENCE. YOUR PROMPT RETURN OF YOUR ENCLOSED PROXY WILL SAVE THE FUNDS THE NECESSITY AND EXPENSE OF FURTHER SOLICITATIONS TO ENSURE A QUORUM AT THE SPECIAL MEETINGS. IF YOU CAN ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES IN PERSON AT THAT TIME, YOU WILL BE ABLE TO DO SO.

                         EATON VANCE PRIME RATE RESERVES
                      EV CLASSIC SENIOR FLOATING-RATE FUND
                                24 Federal Street
                           Boston, Massachusetts 02110



                                                                January 12, 1999

                                 PROXY STATEMENT

     A proxy is enclosed with the foregoing Notice of the Special Meetings of Shareholders of Eaton Vance Prime Rate Reserves ("Prime Rate") and EV Classic Senior Floating-Rate Fund ("EV Classic") (collectively the "Funds") to be held on March 12, 1999 for the benefit of shareholders who do not expect to be present at the meeting. This proxy is solicited on behalf of the Board of Trustees of each Fund. This proxy material is being mailed to shareholders beginning on or about January 15, 1999.


     The Boards of  Trustees  of the Funds know of no  business  other than that mentioned in the Notice of the Meetings which will be presented for consideration. If any other matters are properly presented, it is the intention of the persons named as attorneys in the enclosed proxy to vote the proxies in accordance with their judgment.

     Although the items for consideration of each Fund's shareholders are set forth jointly in this combined proxy statement, the shareholders of each Fund will vote separately at their Fund's meeting.

             PROPOSAL: TO APPROVE OR DISAPPROVE A DISTRIBUTION PLAN

     This proposal would implement a Distribution Plan for each Fund (each a "Plan", together the "Plans"). The Plans will NOT increase total Fund or shareholder expenses.

     On December 21, 1998, the Trustees of each Fund approved a Plan in the form attached as Exhibit A to this proxy statement. Each Plan provides for payment of distribution expenses connected to the sale of Fund shares out of Fund assets. Pursuant to each Plan, the amount of the distribution fee is .70% of average daily net assets of the Fund per annum. The fee will be paid to Eaton Vance Distributors, Inc. ("EVD"), each Fund's principal underwriter, as compensation for distribution expenses and services it provides to the Funds.


     The Trustees of each Fund, including all of the Independent Trustees (those Trustees who are not interested persons of a Fund and have no direct or indirect financial interest in the operation of a Plan or in any agreements related to a
Plan), voted to approve each Plan and recommend shareholders also vote to approve the Plans. By having distribution expenses borne by the Funds, the Plans would better reflect the economic arrangements of the Funds. A revised fee structure may also result in greater assets under management which may reduce operating expenses of the Funds and reduce investment risk, as discussed below. Of course, such expense and risk reduction will not occur if assets do not increase.

     REGULATORY BACKGROUND. Each Fund is registered as a "closed-end" fund under the Investment Company Act of 1940, as amended (the "1940 Act"), because its assets are illiquid, thereby making daily redemptions impracticable. As a result, shareholders obtain liquidity by selling Fund shares only through quarterly repurchase offers. If the Funds held liquid assets sufficient to make daily redemptions, they could be registered under the 1940 Act as "open-end" funds (in which case, because their assets are managed, they would be called "mutual funds"). Open-end mutual funds are permitted to finance distribution of their shares from fund assets, pursuant to Rule 12b-1 under the 1940 Act. No such rule exists for closed-end funds.


     In 1998, however, the Securities and Exchange Commission ("Commission") has issued exemptive orders to certain closed-end funds similar to the Funds to permit those funds to implement distribution plans on terms comparable to Rule 12b-1 plans. The Funds have each applied for such an order and if they receive it would be able to implement the Plans with shareholder consent. The Plans will not be implemented unless the Funds receive such an order from the Commission.

     CHANGES TO FEE STRUCTURE. To ensure that Fund and shareholder expenses remain the same if the Plan is implemented, fees of an equivalent (or greater) amount currently paid directly and indirectly by the Funds will be reduced.

     Each Fund invests all of its assets in Senior Debt Portfolio (the "Portfolio"), a closed-end fund separately registered under the 1940 Act. The Portfolio, which has the same investment objective and policies as the Funds, purchases and sells bank loans and all other assets for the benefit of the Funds. This structure is commonly referred to as a "master-feeder" structure.


     Because all investable Fund assets are held by the Portfolio, the Portfolio has engaged Boston Management and Research ("BMR") as its investment adviser. BMR is a wholly-owned subsidiary of Eaton Vance Management ("EVM"); both firms are located at 24 Federal Street, Boston, MA 02110. BMR and the Trustees of the Portfolio have agreed to a contractual waiver of a portion of the Portfolio's advisory fee (0.45% of gross assets), which is paid indirectly by each Fund, and EVM, which is the Funds' administrator, and the Trustees of each Fund have agreed to a contractual waiver of each Fund's administration fee (0.25% of gross assets). These waivers will be effective and completely offset the distribution fee (0.70% of Fund net assets) pursuant to the Plan, so long as the distribution fee is paid by both Funds. (When the Portfolio borrows for investment purposes it pays an advisory fee and administration fee on such borrowed amounts, so the proposed fee changes will actually reduce overall fees paid by the Funds to the Eaton Vance organization when such borrowings exist.) The contractual waiver by

BMR of the portion of the Portfolio's investment advisory fee and the contractual waiver by EVM of each Fund's administration fees will not be implemented unless the Plans are approved by the shareholders of both Funds.

     The waiver of advisory and administration fees described above are of indefinite duration. The Fund and Portfolio Trustees could reduce or eliminate the amount of the waiver at any time, which would increase total fund expenses if the distribution fee remained the same. There is no intention to increase such fees. Moreover, each Fund intends to seek shareholder approval of any advisory fee increase if distribution fees are not reduced by the same or a greater amount.

     Because each Fund's administration fees and the Portfolio's advisory fees would together be reduced by an amount equal or greater to the proposed distribution fees paid under each Plan, there will be no net increase in the total fees borne by Fund shareholders. The following table contains a comparison of the investment advisory fees, distribution fees, other expenses and total Fund operating expenses that shareholders of each Fund bear under the existing fee structure with the fees and expenses such shareholders would bear if they approve the Plans and the Plans are implemented:


SHAREHOLDER AND FUND EXPENSES
Shareholder Transaction Expenses for Both Funds               Prime Rate                Ev Classic
                                                              ----------                ----------

Sales Load (as a percentage of offering price)                   None                       None
Dividend Reinvestment Fees                                       None                       None
Maximum Early Withdrawal Charge                                  3%                         1%

             ANNUAL FUND AND ALLOCATED PORTFOLIO OPERATING EXPENSES
                  (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)

                                               Investment                                      Total
                                                 Adviser       Distribution      Other       Operating
                                                  Fees             Fees        Expenses      Expenses
---------------------------------------------------------------------------------------------------------
Prime Rate
     WITHOUT Distribution Plan                    .89%            .00%           .43%          1.32%
     WITH Distribution Plan1                      .44%            .70%           .18%          1.32%

EV Classic
     WITHOUT Distribution Plan                    .89%            .00%           .58%          1.47%
     WITH Distribution Plan1                      .44%            .70%           .33%          1.47%


1 Includes the reduction of the Portfolio's advisory fee by .45% of the Portfolio's gross assets and the elimination of each Fund's administration fee.

EXAMPLES
An investor would pay the following expenses and, the applicable early withdrawal charge on a $1,000 investment, assuming (a) 5% annual return and (b) redemption at the end of each period (and, no redemption):


                                                  1 YEAR       3 YEARS       5 YEARS         10 YEARS
----------------------------------------------------------------------------------------------------------

Prime Rate (no redemption)
     WITHOUT Distribution Plan                      $13           $42           $72             $159
     WITH Distribution Plan                         $13           $42           $72             $159

Prime Rate
     WITHOUT Distribution Plan                      $43           $62           $72             $159
     WITH Distribution Plan                         $43           $62           $72             $159

EV Classic (no redemption)
     WITHOUT Distribution Plan                      $25           $46           $80             $176
     WITH Distribution Plan                         $25           $46           $80             $176

EV Classic
     WITHOUT Distribution Plan                      $35           $46           $80             $176
     WITH Distribution Plan                         $35           $46           $80             $176


NOTES: The table and Examples summarize the aggregate expenses of each Fund and are designed to help investors understand the costs and expenses they will bear, directly or indirectly, by investing in a Fund. Information is based on expenses for the fiscal year of each Fund ended December 31, 1997. (Current expenses are lower.) Investment advisory and administration fees are based on daily gross assets of the Portfolio, which were approximately the same as its average daily net assets for the fiscal year ended December 31, 1998.


THE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES, AND ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. Federal regulations require the Examples to assume a 5% annual return, but actual annual return will vary.

     DESCRIPTION OF THE PLAN. The Plan, which is attached as Exhibit A to this proxy statement, provides that Eaton Vance Distributors, Inc. shall be responsible for the payment of sales commissions on each sale of a Fund's shares to the selling retail broker. In addition, EVD pays additional amounts on shares outstanding after 12 months to such selling retail broker. EVD also pays other distribution related expenses, such as the development and printing of sales literature. In return, EVD receives a distribution fee of .70% of average daily net assets of a Fund per annum, plus any early withdrawal charges paid by shareholders tendering their shares in a repurchase offer.

     The provisions of the Plans conform to the requirements of Rule 12b-1 as if such Rule were applicable. Therefore, each Plan is subject to annual approval by the Trustees of a Fund, including the Independent Trustees. Moreover, the Trustees must review a written report of the amounts expended under the Plan and the purposes of the expenditures by EVD at least quarterly. Shareholder approval is required for all amendments to the Plan that would increase materially the amounts paid under the Plan. Each Plan is terminable at any time by the vote of a majority of the Independent Trustees or by a majority of the holders of the outstanding shares of that Fund. Finally, while the Plans are in effect, the selection and nomination of the Independent Trustees shall be committed to the discretion of the then current Independent Trustees.


     The Trustees, including the Independent Trustees of each Fund, determined that there is a reasonable likelihood that the Plan will benefit the Fund and its shareholders. In making this determination the Trustees considered a variety of factors, including the need for continued inflows of capital from new sales to fully fund quarterly repurchase offer requests on a timely basis without borrowings and without selling portfolio securities at inopportune times.


     INFORMATION ABOUT THE DISTRIBUTOR. Eaton Vance Distributors, Inc. is a broker-dealer registered with the Commission. EVD's business is to distribute shares of Eaton Vance sponsored investment companies on a continuous basis. EVD is wholly-owned by Eaton Vance Management.


     Eaton Vance Management, its affiliates and predecessor companies have been managing assets of individuals and institutions since 1924 and of investment companies since 1931. EVM manages assets of over $31 billion. EVM is a wholly-owned subsidiary of Eaton Vance Corp. ("EVC"), a holding company with publicly-traded stock. EVC, through its subsidiaries and affiliates, engages in investment management, administration and marketing activities.

     EVD will use payments received pursuant to each Plan to engage in activities primarily intended to result in the sale of shares of the Fund adopting the Plan, principally to pay sales commissions on sales of Fund shares by selling retail brokers. Such activities also include advertising, other compensation to retail broker-dealers, printing and mailing prospectuses and sales literature to prospective investors, maintaining Fund information on the internet, staffing a national sales force, providing telephone support to retail brokers, training of sales personnel, and maintaining appropriate registrations of EVD's personnel.

     ADVANTAGES OF THE PLAN. Implementation of the Plans would better reflect the economic arrangements of each Fund and may reduce the operating expenses of the Funds over time.

     Currently, the Funds have no distribution fees. EVD bears the cost of distribution from its own resources, which includes the legitimate profits of BMR in serving as investment adviser to the Portfolio. By setting a distribution fee, eliminating the administration fee of each Fund and reducing the advisory fee of the Portfolio indirectly borne by the Fund, each Fund will be structured similar to an open-end mutual fund, except that it will not redeem its shares on a daily basis.

     In addition, because the advisory fee of the Portfolio will be lower, additional feeder funds may be willing to invest in the Portfolio, which would add to the assets of the Portfolio. As Portfolio assets grow, the average advisory fee decreases because of certain fee breakpoints. The proposed Portfolio investment advisory fee will be .50% of average daily gross assets up to and including $1 billion, .45% of average daily gross assets in excess of $1 billion up to and including $2 billion, and .40% of average daily gross assets in excess of $2 billion in each case giving effect to the waiver by BMR if the Plans are approved and implemented. Because Portfolio assets currently exceed $2 billion, additional assets will render the average fee closer to .40% than .50%. While a larger Portfolio increases the amount of the advisory fee paid to BMR, it may also provide economies of scale to the Funds by reducing their pro rata share of certain fixed costs. For example, the cost of Portfolio audit services is generally a fixed fee which does not increase in direct proportion to asset size, so that each Fund would bear less of the fee if Portfolio assets increase.


     Moreover, increased assets are likely to lead to a more diversified portfolio of assets, which reduces investment risk. Diversification is particularly important when investing in bank loans, because they trade in large denominations and credit exposure to any one issuer can be minimized by holding a much larger number of bank loans of different issuers.


     There are currently three Commission registered funds investing in the Portfolio, as well as one off-shore fund sold to non-U.S. investors. Eaton Vance currently intends to sponsor a fund sold exclusively to institutional investors that will invest in the Portfolio if the Proposal is approved. There is no guarantee that this additional fund will be offered or will be successfully marketed.

     ANCILLARY POTENTIAL ACCOUNTING IMPACT ON EATON VANCE. A recent accounting change requires EVC to expense on its books the full amount of sales commissions paid to retail broker-dealers at the time shares of the Funds are sold. Formerly, these commissions were capitalized and amortized over five years. If the proposed Plans are implemented, EVC again may be able to amortize sales commission expenses. Reverting to this accounting method would affect EVC's reported earnings. EVC has publicly traded shares. This potential accounting impact was fully disclosed to the Trustees of the Funds, including the Independent Trustees.

     If the accounting treatment described above is not permitted, Eaton Vance may recommend to the Fund Trustees an alternative distribution plan which would not require shareholder approval. Under this type of plan, a third-party broker-dealer unaffiliated with Eaton Vance would pay sales commissions on the sale of Fund shares and receive a distribution fee from the Fund in return. If such an arrangement were implemented, the same fee adjustments and economic consequences to shareholders described above would result.


     CONCLUSION. For the foregoing reasons, management of the Funds recommends that shareholders approve the Plans.

         THE TRUSTEES OF EACH FUND, INCLUDING THE INDEPENDENT TRUSTEES,
                  RECOMMEND APPROVAL OF THE DISTRIBUTION PLANS.

                       NOTICE TO BANKS AND BROKER/DEALERS

     Each Fund has previously solicited all Nominee and Broker/Dealer accounts as to the number of additional proxy statements required to supply owners of shares. Should additional proxy material be required for beneficial owners, please forward such requests to: First Data Investor Services Group, Eaton Vance Group of Funds, Proxy Department, P.O. Box 9122, Hingham, MA 02043-9717.

                               VOTING INFORMATION

     Proxies from the shareholders of the Funds are being solicited by their Board of Trustees for the Special Meetings of Shareholders and any adjournments thereof (the "Special Meetings"). The Special Meetings are scheduled to be held at the offices of the Funds, 24 Federal Street, Boston, Massachusetts on March 12, 1999 at 10:00 a.m.

     Any person giving a proxy may revoke it at any time prior to its use. A shareholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Funds at the address set forth above; by filing a duly executed proxy bearing a later date; or by appearing in person, notifying the Secretary and voting by ballot at the Special Meeting. A written proxy may be delivered to a Fund or its transfer agent prior to the meeting by facsimile machine, graphic communication equipment or similar electronic equipment. Any shareholder of record as of the record date attending a Special Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a shareholder at a Special Meeting will not constitute revocation of a previously given proxy. The enclosed form of proxy, if properly executed and received by the Board of Trustees in time for voting and not so revoked, will be voted in accordance with the instructions noted thereon. If no instructions are given, the proxy will be voted FOR approval of the Distribution Plan, and, at the discretion of the proxy holders, on any other matters that may properly come before the Special Meeting.

     The affirmative vote of the holders of a majority of the outstanding shares of a Fund as defined in the 1940 Act is required to approve its Plan. Such "majority" vote is the vote of the holders of the lesser of (a) 67% or more of the shares present or represented by proxy at the Special Meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (b) 50% of the outstanding shares of the Fund.


     If the shareholders of either Fund do not vote to approve the proposal and adopt the Plan, the Funds will continue to operate with their current expense structures. In addition, BMR will not waive the portion of its advisory fees with the Portfolio and EVM will not waive its administration fees with the Funds described above.


     For purposes of determining the presence of a quorum for transacting business at each Special Meeting and for determining whether sufficient votes have been received for approval of the proposal to be acted upon abstentions and broker "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present at the Special Meeting and entitled to vote on the matter, but which have not been voted. For this reason, abstentions and broker non-votes will assist each Fund in obtaining a quorum; both have the practical effect of a "no" vote for purposes of obtaining the requisite vote for approval of the proposal to be acted upon at a Special Meeting.


     Legal fees and the costs of soliciting proxies (comprised primarily of printing and postage expenses) estimated at $120,000 per Fund will be borne by the Funds. The Board of Trustees of each Fund expects to make this solicitation primarily by mail. Additional solicitations may be made, without remuneration, personally or by telephone by officers or employees of Eaton Vance or its affiliates, or for remuneration by First Data Investor Services (the Funds' transfer agent) which are estimated to be less than $20,000 per Fund.


     Shareholders of record at the close of business on January 15, 1999 (the "record date") will be entitled to vote at the Special Meetings. The holders of a majority of the shares of a Fund outstanding at the close of business on the record date present in person or represented by proxy will constitute a quorum for the meeting. In the event a quorum is not present at a Special Meeting or in the event a quorum is present at the Meeting but sufficient votes to approve the Distribution Plan are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies, provided they determine such an adjournment and additional solicitation is reasonable and in the interest of shareholders based on a consideration of all relevant factors, including the percentage of votes then cast, the percentage of negative votes then cast, the nature of the proposed solicitation activities and the nature of the reasons for such further solicitation.


     Shareholders are entitled to the number of votes equal to the number of shares held by such shareholder. As of January 8, 1999, there were 287,758,990 and 331,263,216 issued and outstanding shares of beneficial interest of Prime Rate and EV Classic, respectively. To the knowledge of each Fund, no shareholder owns beneficially more than 5% of its outstanding shares. As of January 8, 1999, the Trustees and officers of each Fund as a group beneficially owned less than 1% of the shares of that Fund.


     Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholders' meeting should send their written proposals to:
Secretary, [name of Fund], 24 Federal Street, Boston, MA 02110. Proposals must be received in advance of a proxy solicitation to be included and the mere submission of a proposal does not guarantee inclusion in the proxy statement because certain Federal securities law rules must be complied with.

     EACH FUND WILL FURNISH, WITHOUT CHARGE A COPY OF THE FUND'S MOST RECENT ANNUAL AND SEMI-ANNUAL REPORTS TO ANY SHAREHOLDER UPON REQUEST. SHAREHOLDERS DESIRING TO OBTAIN A COPY OF SUCH REPORTS SHOULD DIRECT ALL WRITTEN REQUESTS TO:
ALAN R. DYNNER, SECRETARY, 24 FEDERAL STREET, BOSTON, MASSACHUSETTS 02110, OR SHOULD CALL EATON VANCE SHAREHOLDER SERVICES AT 1-800-225-6265.

                                            EATON VANCE PRIME RATE RESERVES
                                            EV CLASSIC SENIOR FLOATING-RATE FUND



January 12, 1999

                                                                       EXHIBIT A


                                DISTRIBUTION PLAN


     WHEREAS, the Fund engages in business as a continuously offered closed-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act");

     WHEREAS, the Fund desires to adopt a Distribution Plan;

     WHEREAS, the Fund employs Eaton Vance Distributors, Inc. to act as Principal Underwriter (as defined in the Act) of shares of the Fund; and

     WHEREAS, the Trustees of the Fund have determined that there is a reasonable likelihood that adoption of this Distribution Plan will benefit the Fund and its shareholders.

     NOW, THEREFORE, the Fund hereby adopts this Distribution Plan (this "Plan") containing the following terms and conditions:

     1. The Principal Underwriter will provide the Fund with such distribution services and facilities as the Trust may from time to time consider necessary to accomplish the sale of shares of the Fund. It is understood that the Principal Underwriter may pay sales commissions and make such other payments to broker-dealer firms and other persons as it considers appropriate to encourage distribution of such shares.

     2. The Fund shall accrue daily an amount calculated at the rate of .70% per annum of the daily net assets of the Fund, which net assets shall be computed in accordance with the governing documents of the Trust and applicable votes and determinations of the Trustees of the Trust. The daily amounts so accrued throughout the month shall be paid to the Principal Underwriter on the last day of each month; provided, however, no fee shall be paid which would exceed the sales charge rule of the National Association of Securities Dealers, Inc. as if such rule where applicable.

     3. The Principal Underwriter shall be entitled to receive all early withdrawal charges paid by shareholders in connection with the repurchase of their shares.

     4. This Plan shall not take effect until after it has been approved by both a majority of (i) those Trustees of the Fund who are not "interested persons" of the Fund (as defined in the Act) and have no direct or indirect financial interest in the operations of this Plan or any agreements related to it (the "Plan Trustees") and (ii) all of the Trustees then in office, cast in person at a meeting (or meetings) called for the purpose of voting on this Plan. Any agreements between the Fund and any person relating to this Plan shall be in writing and shall not take effect until approved in the same manner.

     5. This Plan shall continue in effect for so long as such continuance is specifically approved at least annually in the manner provided for Trustee approval of this Plan in Section 4.

     6. The persons authorized to direct the disposition of monies paid or payable by the Fund pursuant to this Plan or any related agreement made by the Fund shall be the President or Treasurer of the Fund. Such persons shall provide to the Trustees of the Fund and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

     7. This Plan may be terminated at any time by vote of a majority of the Plan Trustees, by vote of a majority of the outstanding voting securities of the Fund or by written notice from the Principal Underwriter. The Principal Underwriter shall also be entitled to receive all early withdrawal charges paid or payable with respect to any day subsequent to termination of this Plan.

     8. This Plan may not be amended to increase materially the payments to be made by the Fund as provided in Sections 2 unless such amendment, if required by law, is approved by a vote of at least a majority of the outstanding voting securities of the Fund. In addition, all material amendments to this Plan shall be approved in the manner provided for in Section 4.

     9. While this Plan is in effect, the selection and nomination of the Plan Trustees shall be committed to the discretion of the Plan Trustees.

     10. The Fund shall preserve copies of this Plan and any related agreements made by the Fund and all reports made pursuant to Section 6, for a period of not less than six years from the date of this Plan, or of the agreements or of such report, as the case may be, the first two years in an easily accessible place.

     11. Consistent with the limitation of shareholder, officer and Trustee liability as set forth in the Fund's Declaration of Trust, any obligations assumed by the Fund pursuant to this Plan shall be limited in all cases to the assets of the Fund and no person shall seek satisfaction thereof from the shareholders, officers or Trustees of the Fund.

     12. When used in this Plan, the term "vote of a majority of the outstanding voting securities of the Fund" shall mean the vote of the lesser of (a) 67 per centum or more of the shares of the Fund present or represented by proxy at the meeting if the holders of more than 50 per centum of the outstanding shares of the Fund are present or represented by proxy at the meeting, or (b) more than 50 per centum of the outstanding shares of the Fund.

     13. If any provision of this Plan shall be held or made invalid by a court decision, statute, rule or regulation of the Securities and Exchange Commission or otherwise, the remainder of this Plan shall not be affected thereby.


                            ADOPTED DECEMBER 21, 1998

                                      * * *

                      EV CLASSIC SENIOR FLOATING-RATE FUND
                                                                           PROXY
           This Proxy Is Solicited on Behalf of the Board Of Trustees

The undersigned, revoking all previous proxies for his or her shares, hereby acknowledges receipt of the notice of meeting and proxy statement dated January 12, 1999, and appoints Alan R. Dynner and Eric G. Woodbury, and each of them as proxies, with power of substitution, to vote all shares of EV Classic Senior Floating-Rate Fund (the "Fund"), which the undersigned is entitled to vote at the special meeting of the shareholders of the Fund to be held at the offices of the Fund, 24 Federal Street, Boston, Massachusetts, on March 12, 1999 at 10:00 a.m. local time, including any adjournments thereof, upon such business as may be properly brought before the meeting and specifically upon the proposal set out on the back of this Proxy.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR APPROVAL OF THE DISTRIBUTION PLAN. AS TO ANY OTHER MATTERS, SAID PROXIES SHALL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

        (Please mark and sign on reverse side and return promptly in the enclosed envelope.)

--------------------------------------------------------------------------------

              Please vote by filling in the appropriate box below.


          (1) To approve or disapprove a Distribution Plan as described in the accompanying proxy statement.



                                 [     ] FOR  [     ] AGAINST   [     ]  ABSTAIN


                                 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                                  Dated __________________________________, 1999

                                  ________________________________________

                                  ________________________________________
                                                 Signature(s)


                                  ________________________________________
                                                 Signature(s)
                                    (Sign exactly as name appears hereon)


                                            IMPORTANT-PLEASE READ

                    If more than one owner, each must sign. If the signer is a corporation, please sign full corporate name by duly authorized officer. Executors, administrators, trustees, guardians, custodians, attorneys-in-fact, etc., should so indicate when signing.